EXHIBIT 99.1

     iBasis Reports Record Revenue, Margin and Traffic Volume for
                          Third Quarter 2004

    BURLINGTON, Mass.--(BUSINESS WIRE)--Oct. 20, 2004--

         Company Achieves Fifth Consecutive Quarter of Growth;
         Continues Growth in Wholesale and Retail Businesses;
                Increases Cash Through Equity Placement

    iBasis, Inc. (OTCBB: IBAS), a leader in international long distance, VoIP, and prepaid calling cards, today announced results for the third quarter ended September 30, 2004.
    Revenue for the third quarter of 2004 was $70.4 million, compared to $44.0 million for the third quarter of 2003. Net loss for the third quarter of 2004 was $1.0 million, or $(0.02) per share, compared to net loss for the third quarter of 2003 of $5.6 million, or $(0.13) per share.

    Highlights of the third quarter include:

    --  Raised $31.5 million through private placement of equity;

    -- Achieved second consecutive quarter of positive cash flow from operations;

    --  Achieved fifth consecutive quarter of revenue growth;

    --  Increased revenue 60% over Q3 2003 and 15% over Q2 2004; and

    --  Increased Retail revenue 54% over Q2 2004.

    "We achieved very strong growth in both our wholesale and retail business segments," said Ofer Gneezy, president and CEO of iBasis. "The shakeout in international wholesale telecommunications is continuing, with large carriers deemphasizing or exiting the wholesale business. Our proven ability to deliver high quality service to both incumbent and emerging providers, while maintaining very solid gross margins, puts us in a strong position to increase our market share in this environment.
    "We also strengthened our balance sheet dramatically this quarter with the addition of $31.5 million through a successful private placement of equity. As a result of this cash infusion, in combination with the debt refinancing completed in Q2, which enabled all of our long-term debt to become convertible into equity, we believe we are on a clear path to become completely debt-free."

 ($ in millions)        Wholesale       Retail(b)         Total
------------------     -----------     -----------       -------
Revenue                    $58.6           $11.8          $70.4
Gross Margin(a)             $8.5            $1.8          $10.3
Gross Margin %              14.6%           15.1%          14.7%

(a) Net Revenue less Data Communications and Telecommunications costs

(b) Previously referred to as Prepaid and other Enhanced Services
    (PES)

    Key Indicators

    Minutes of use on The iBasis Network(TM) in the third quarter 2004 rose to 1.3 billion, a 49% increase over the 866 million minutes carried in the third quarter 2003, and a 16% increase over the 1.1 billion minutes in the second quarter 2004. Average revenue per minute remained stable at 5.5 cents per minute in the third quarter 2004, the same as in the second quarter 2004. Average revenue per minute is based on our reported net revenue divided by minutes of traffic.

    Operational Milestones

    In the third quarter 2004, Tier One carrier customers generated approximately 43% of iBasis Wholesale VoIP revenue, compared to 44% in Q2 2004. As VoIP has become the preferred wholesale transport technology, and as local and emerging alternative carriers have grown their share of retail traffic, the portion of our traffic that comes from Tier One carriers has become less meaningful as a measurement of our performance. In the future, we will not report this data. Overseas-originated calls accounted for 43% of revenue in the third quarter of 2004, compared to 42% of revenue in the second quarter 2004.
    iBasis ended the third quarter with 287 customers, up from 277 at the end of the second quarter. New customers announced during the quarter included Cyprus Telecom, the national carrier of Cyprus, Hanaro, Korea's second-largest fixed-line and Internet broadband operator, and Skype, the global peer-to-peer Internet telephony company.
    Also during the quarter iBasis launched Pingo, a prepaid long distance service that leverages the Company's existing network and back office infrastructure and is sold directly to consumers through an eCommerce interface at www.pingo.com.

    Equity Placement

    On September 24, 2004 iBasis completed a private placement of $31.5 million, providing the Company with more working capital. In the offering, iBasis sold 15.0 million shares of its common stock to new and existing accredited individual and institutional investors at $2.10 per share.

    Guidance

    The following statements are forward-looking and actual results may differ materially due to factors noted below, among others. The information provided in this financial outlook is as of October 20, 2004, and supersedes all previous guidance.
    The Company believes it will achieve positive cash flow for the year, and will achieve net income in Q4 2004.

    About iBasis

    Founded in 1996, iBasis (OTCBB: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services, including the Pingo(TM) web-based offering and disposable calling cards, which are sold through major distributors and available at retail stores throughout the U.S. iBasis customers include many of the largest telecommunications carriers in the world, including AT&T, Cable & Wireless, China Mobile, China Unicom, MCI, Sprint, Telefonica, Telenor, and Telstra. iBasis has carried more than nine billion minutes of international voice over IP
(VoIP) traffic over its global Cisco Powered(TM) network, and is one of the ten largest carriers of international voice traffic in the world(1). For three consecutive years service providers have named the Company as the best international wholesale carrier in ATLANTIC-ACM's annual International Wholesale Carrier Report Card(2). iBasis was also ranked the #1 fastest-growing technology company in New England in the 2002 and 2003 Technology Fast 50 programs sponsored by Deloitte & Touche. The Company can be reached at its worldwide headquarters in Burlington, Massachusetts, USA at 781-505-7500 or on the Internet at www.ibasis.com.

    Assured Quality Routing, ConnectPoint, and iBasis are registered marks, Pingo, DirectVoIP, The iBasis Network, Internet Central Office, Internet Branch Office, and IP CallCard are trademarks of iBasis, Inc. Cisco and Cisco Powered are registered trademarks of Cisco Systems, Inc. All other trademarks are the property of their respective owners.

    Except for historical information, all of the expectations, projections and assumptions contained in the foregoing press release, including those relating to the company's current expectations regarding revenue growth, sources of revenue, margin improvement, profitability, future capital expenditures, and cash flows constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, (i) the extent of adoption of the company's services and the timing and amount of revenue and margin generated by these services; (ii) fluctuations in the market for and pricing of these services; and (iii) the other considerations described as "Risk Factors" in the Company's most recent Forms 10-K and 10-Q, and the company's other SEC filings. We have no current intention to update any forward-looking statements.

    Use of Non-GAAP Financial Data

    The Company provides certain financial data in addition to providing financial results in accordance with GAAP. This data is not in accordance with, or an alternative to GAAP, and may be different from Non-GAAP financial data used by other companies. This Non-GAAP financial data includes average revenue per minute, which the Company believes provides useful information, to both its management and investors about the Company's current performance.

    (1)Telegeography 2004 data compared with iBasis annualized Q3 2004 traffic volume.

    (2)ATLANTIC-ACM International Wholesale Carrier Report Card -
2002, 2003, & 2004.


                             iBasis, Inc.
                      Consolidated Balance Sheets
                            (In thousands)

                                        September 30,     December 31,
                                                2004             2003
                                    -----------------  ---------------
                                               (Unaudited)
              Assets

Cash and cash equivalents                   $ 46,587          $17,270
Accounts receivable, net                      29,315           21,767
Prepaid expenses and other current
 assets                                        3,665            5,295
Property and equipment, net                   11,546           17,175
Deferred debt financing costs, net               128              326
Long term investment in non-
 marketable security                             ---            5,000
Other assets                                     390              705
                                    -----------------  ---------------
    Total assets                            $ 91,631          $67,538
                                    =================  ===============

  Liabilities and Stockholders' Deficit

Accounts payable                            $ 23,220          $19,902
Accrued expenses                              17,553           18,652
Deferred revenue                               5,099              417
Current portion of long term debt              1,942            2,097
Long term debt, net of current
 portion                                      67,383           65,829
Other long term liabilities                    1,079            2,749
                                    -----------------  ---------------

    Total liabilities                        116,276          109,646

Stockholders' deficit:
  Common stock                                    63               46
  Treasury stock, at cost                      ( 341)           ( 341)
  Additional paid-in capital                 404,129          370,393
  Accumulated deficit                       (428,496)       ( 412,206)
                                    -----------------  ---------------

    Total stockholders' deficit             ( 24,645)        ( 42,108)
                                    -----------------  ---------------

    Total liabilities and
     stockholders' deficit                  $ 91,631          $67,538
                                    =================  ===============


                             iBasis, Inc.
                 Consolidated Statements of Operations
                 (In thousands, except per share data)

                                         Three Months Ended Sept. 30,
                                        ------------------------------
                                                 2004           2003
                                        ---------------   ------------
                                                 (Unaudited)

Net revenue                                 $   70,359       $ 44,032

Costs and operating expenses:
     Data communications and
      telecommunications (excluding
      depreciation and amortization)            60,037         38,502
     Research and development                    3,585          2,893
     Selling and marketing                       2,308          1,877
     General and administrative                  3,480          1,228
     Depreciation and amortization               2,141          4,267
     Non-cash stock-based compensation             ---             29
                                        ---------------   ------------
       Total costs and operating
        expenses                                71,551         48,796
                                        ---------------   ------------

Loss from operations                           ( 1,192)       ( 4,764)
     Interest expense, net                     ( 1,428)         ( 771)
     Other expenses, net                          ( 71)          ( 98)
     Debt refinancing transaction
      costs                                      ( 205)           ---
                                        ---------------   ------------

Loss from continuing operations                ( 2,896)       ( 5,633)
Income from discontinued operations              1,861            ---
                                        ---------------   ------------
Net loss                                    $  ( 1,035)      $( 5,633)
                                        ==============================

Basic and diluted net loss (income)
 per share:
  Loss from continuing operations           $   ( 0.06)      $ ( 0.13)
  Income from discontinued operations             0.04            ---
                                        ---------------   ------------
  Net loss per share                        $   ( 0.02)      $ ( 0.13)
                                        ===============   ============
Weighted average common shares outstanding:
  Basic                                         47,884         44,714
                                        ===============   ============
  Diluted                                       47,884         44,714
                                        ===============   ============


                             iBasis, Inc.
                 Consolidated Statements of Operations
                 (In thousands, except per share data)

                                          Nine Months Ended Sept. 30,
                                        ------------------------------
                                                 2004            2003
                                        --------------  --------------
                                                 (Unaudited)

Net revenue                                 $ 188,542      $  124,992

Costs and operating expenses:
     Data communications and
      telecommunications (excluding
      depreciation and amortization)          160,693         106,799
     Research and development                  10,665          10,017
     Selling and marketing                      6,440           5,774
     General and administrative                 9,699           6,557
     Depreciation and amortization              8,452          16,129
     Non-cash stock-based compensation            ---              86
                                        --------------  --------------
       Total costs and operating
        expenses                              195,949         145,362
                                        --------------  --------------

Loss from operations                          ( 7,407)       ( 20,370)

     Interest expense, net                    ( 2,948)        ( 3,058)
     Gain on bond repurchases and
      exchanges                                   ---          16,615
     Other expenses, net                        ( 156)          ( 292)
     Loss on long-term non-marketable
      security                                ( 5,000)            ---
     Debt refinancing charges:
         Transaction costs                    ( 2,159)            ---
         Additional interest expense, net       ( 481)            ---
                                        --------------  --------------

Loss from continuing operations              ( 18,151)        ( 7,105)
Income from discontinued operations             1,861             ---
                                        --------------  --------------
Net loss                                    $ (16,290)     $  ( 7,105)
                                        ==============================
Basic and diluted net loss (income)
 per share:
  Loss from continuing operations           $  ( 0.39)     $   ( 0.16)
  Income from discontinued operations            0.04             ---
                                        -------------- ---------------
                                            $  ( 0.35)     $   ( 0.16)
                                        ============== ===============

Weighted average common shares outstanding:
  Basic                                        46,411          44,672
                                        ==============  ==============
  Diluted                                      46,411          44,672
                                        ==============  ==============


    CONTACT: iBasis, Inc.
             Media:
             Chris Ward, 781-505-7557
             cward@ibasis.net
             or
             Investors:
             Richard Tennant, 781-505-7409
             ir@ibasis.net